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                                                                   Exhibit 10.15

                               RENEWAL RIGHTS AND
                        ASSUMPTION REINSURANCE AGREEMENT

THIS AGREEMENT, dated as of the 15th day of November 2002 (the "Agreement"), by and among South Carolina Insurance Company, a South Carolina insurance company (hereinafter referred to as "SCIC"), and Catawba Insurance Company, a South Carolina insurance company (hereinafter referred to as "Catawba" and together with SCIC, collectively hereinafter referred to as "SBG") and The Hartford Fire Insurance Company, a Connecticut insurance company (hereinafter referred to as "Hartford").

WHEREAS, SBG has been directed by Federal Insurance and Mitigation Administration ("FIMA") to cease insuring its National Flood Insurance Program under the Write Your Own Program that it currently writes (the "WYO Flood Business Book"); and

WHEREAS, Hartford is an insurer with substantial expertise in underwriting and insuring risks similar to the WYO Flood Business Book; and

WHEREAS, SBG wishes to transfer and Hartford wishes to acquire, subject to the terms and conditions of this Agreement, renewal rights to policies written by SBG during the period January 1, 2002 through and including September 30, 2002 (the "Renewal Policies" which are included in the WYO Flood Business Book; and

WHEREAS, SBG wishes to transfer and Hartford wishes to acquire, via assumption reinsurance, subject to the terms and conditions of this Agreement, the policies written by SBG during the period October 1, 2002 through and including December 31, 2002 (the "Assumed Policies); and

NOW, THEREFORE, the parties agree as follows:

I.     CLOSING DATE

       The closing of the transactions contemplated by this Agreement shall be on the business day immediately following the date that all conditions precedent identified in Section X have been satisfied or waived (the "Closing Date").

II.    CONSIDERATION

       A. INITIAL CONSIDERATION. On the Closing Date, Hartford shall make a single payment of $3.8 million to SBG by wire transfer of immediately available federal funds to the account set forth in
             Schedule 1. This amount would be contingent on the WYO Flood Business Book having a minimum of $40 million of total written premiums in force on the Closing Date. If the total written premiums in force is less than $40 million but greater than $35 million, Hartford shall pay SBG 8.5% of the total written premiums in force as of the Closing Date.

       B.    VARIABLE PAYMENT.

             In the event that the WYO Flood Business Book has at least $40 million in total written premium in force as of the Closing Date, a variable, retention-based payment will be made as follows:

             (i) A calculation of the written premiums in force with Hartford, less new business written, for the WYO Flood Business Book, including any "rollover" business placed with Hartford through America's Flood Services, Inc., would be made as of the date twelve months from the Closing Date ("Variable Payment Date").

             (ii) Hartford shall make a single variable payment to SBG on the Variable Payment Date as follows:

             If total premium in force =

                     $30 million to $32.499 million, the payout will be       $   250,000
                     $32.5 million to $34.999 million                         $   500,000
                     $35 million to $37.499 million                           $   750,000
                     $37.5 million or higher                                  $ 1,000,000
                     $0 to 29.999 million, there will be no variable payment.

III.   RENEWAL RIGHTS

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       A.    Following the Closing Date, SBG shall cooperate with Hartford as reasonably requested to assist in soliciting renewals of Renewal Policies. Schedule 2 identifies all of the Renewal Policies as of the date of this Agreement, which schedule shall be updated as of the Closing Date.

       B. Without limiting the foregoing, SBG and Hartford shall send to each holder of a Renewal Policy a written notice under the appropriate SBG letterhead and signature in a form to be reasonably agreed to by SBG and Hartford informing such policyholder (i) of this Agreement and the transactions hereunder and encouraging such policyholder to renew such insurance policy with Hartford and (ii) if and to the extent required or allowed by applicable policy provisions, insurance laws or regulation in order to avoid any requirement that a policy be renewed in the name of any of SBG's subsidiaries as the insurer thereunder, that such SBG subsidiary is or will be non-renewing such insurance policy. Such notices shall be sent after the Closing Date by such means and at such times as is required by applicable law, regulations or contract obligations and as determined by Hartford. Hartford and SBG shall each pay all costs and expenses incurred by them or on their behalf in connection with the sending of such notices.

IV.    ASSUMPTION REINSURANCE

       A. Subject to the terms and conditions of this Agreement, as of October 1, 2003 (the "Assumption Effective Date"), SBG hereby cedes, assigns, transfers and sells to Hartford, by way of assumption reinsurance, the Assumed Policies and any related rights and benefits, and Hartford hereby accepts and assumes, by way of assumption reinsurance, the Assumed Policies and any related rights and benefits.

       B. The reinsurance effected under this Article IV shall have the effect of creating a novation with respect to the Assumed Policies, and Hartford shall succeed to and assume all of SBG's rights, privileges, title and interest in and to any defenses, offsets, counterclaims and cross-claims relating to the Assumed Policies to which SBG would otherwise be entitled had it continued to act as the insurer thereunder as if such Assumed Policies were direct obligations of Hartford. It is expressly understood and agreed by the parties to this Agreement that no such rights, privileges, defenses, offsets, cross-actions or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated herein, and that Hartford shall be fully subrogated to all such rights, privileges, defenses, offsets, cross-actions and counterclaims.

       C. Hartford shall bear and shall have sole and full responsibility for payment of all liabilities under the novated Assumed Policies that are due and payable on and after the Assumption Effective Date, including, but not limited to, responsibility for all administrative costs relating thereto, and shall be substituted in the place and stead of SBG with respect to such novated Assumed Policies, and each policyholder under a novated Assumed Policy may disregard SBG as a party thereto and treat Hartford as if it had been originally obligated with respect thereto, except as otherwise provided herein. The policyholder shall have a direct right of action against Hartford with respect to a novated Assumed Policy.

       D. Schedule 3 identifies all of the Assumed Policies through the date of this Agreement and those that may be issued upon renewal of existing policies during the period from the date of this Agreement through and including December 31, 2002.

       E. Notwithstanding anything else in this Agreement, Hartford shall assume, via assumption reinsurance, only those Assumed Policies that SBG has re-underwritten (the "Re-Underwriting") according to standards and procedures proscribed by FIMA and Hartford and put into effect by NFS (as defined below).

       F. Notwithstanding anything else in this Agreement, Hartford shall not assume, via assumption reinsurance or otherwise, any Assumed Policies if by June 30, 2003 an Assumed Policy policyholder (a "Non-Consenting Policy"): (i) fails to give affirmative consent in any jurisdiction in which affirmative consent or non-objection is required for assumption reinsurance to be effective or (ii) who resides in a jurisdiction in which a governmental authority having jurisdiction over an Assumption Certificate (as defined below) and/or this Agreement fails to approve the Assumption Certificate and/or this Agreement, if required by applicable law.

V.     COVENANTS AND UNDERTAKINGS RELATING TO THE ASSUMPTION REINSURANCE

       A. Following the Closing Date, SBG shall, at its sole cost and expense, use its reasonable, good faith efforts to obtain all required approvals from and make all required filings with any governmental

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             authority having jurisdiction over the assumption reinsurance transaction and Assumed Policy policyholders in connection with the assumption reinsurance transactions contemplated by this Agreement. Hartford shall use its reasonable, good faith efforts to provide SBG with such assistance and information as may reasonably be required in connection with securing such approvals and consents.

       B. Subject to receipt of any form filing or other approval required by any governmental authority having jurisdiction over each certificate evidencing Hartford's assumption of an Assumed Policy (an "Assumption Certificate) and/or the assumption reinsurance transaction contemplated by this Agreement, Hartford shall, at its sole cost and expense, provide each Assumed Policy policyholder with an Assumption Certificate and other assumption-related information required by applicable law or as may reasonably be required by either party hereto as soon as reasonably possible after Re-Underwriting. Such Assumption Certificates and other-assumption related information shall be sent by the Hartford by first class mail and at its own expense.

VI.    OBLIGATIONS OF SBG

       A. SBG agrees to enter into a Flood Insurance Full Service Vendor Agreement ("Vendor Agreement") with National Flood Services, Inc. ("NFS"), effective as of the Closing Date, so that NFS will administer and service the WYO Flood Business Book and to adjust and pay all claims on the policies written in the WYO Flood Business Book according to standards and procedures proscribed by FIMA and Hartford and put into effect by NFS. Administrative responsibility includes active policies, open claims, pending litigation, as well as statistical and financial reporting.

       B. SBG shall use its reasonable, good faith efforts to provide to NFS a hard-drive containing the imaged/micro fisched files detailing the WYO Flood Business Book documentation no later than January 1, 2003.

       C. SBG shall be responsible for all claims and litigation costs under the WYO Flood Business Book until such policies are either renewed or assumed by Hartford, as defined by the WYO arrangement with FIMA.

       D. SBG authorizes to Hartford to oversee NFS in its administration of the WYO Flood Business Book. SBG agrees to fully indemnify and hold Hartford harmless for any action or inaction that Hartford may take in supervising or directing NFS.

       E. SBG shall revise any Assumed Policy as directed by Hartford and NFS following Hartford's Re-Underwriting of the Assumed Policies.

       F. SBG agrees to comply with all applicable regulatory requirements relative to non-renewing or otherwise terminating policies in the SBG WYO Flood Business Book.

       G. SBG would use its reasonable, good faith efforts, and perform such acts necessary or appropriate to effect an orderly transfer of the WYO Flood Business Book to Hartford, including, but not limited to, assisting Hartford with execution of necessary agent or broker appointments.

       H. SBG will use its reasonable, good faith efforts, and will cooperate with Hartford, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties. SBG will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Section X.

VII.   OBLIGATIONS OF HARTFORD

       A. Hartford agrees to underwrite, upon renewal, the Renewal Policies, to the extent that such business is presented to Hartford by insurance producers, subject to Hartford's underwriting policies, procedures, terms, conditions and process which are in effect at the time the risk in question is evaluated. However, the decision to offer to insure or accept any risk or risks within the Renewal Policies remains solely with Hartford and nothing in this Agreement obligates Hartford to accept any particular risk or risks.

       B. Hartford shall not be required to make any payment under this Agreement that would constitute a violation by Hartford of law or regulatory regulations applicable to Hartford, provided that such prohibited payment(s) will become payable and be paid on the first date (if any) on which such payments would not constitute a violation of law or insurance regulations by Hartford.

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       C.    Hartford will use its reasonable, good faith efforts, and will cooperate with SBG, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties. Hartford will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Section X.

       D. Hartford shall oversee NFS in the administration of the WYO Flood Business Book, including claims, litigation and statistical and financial reporting, subject to SBG's obligation in Section VI.D.

VIII.  REPRESENTATIONS AND WARRANTIES

       A. SBG and Hartford each represent and warrant that it has the power and authority to execute, deliver and perform this Agreement, it has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions and performance of each party's obligations contemplated hereby and thereby.

       B. SBG represents and warrants that the Renewal Policies are in force, valid and binding obligations of SBG, and that SBG has not received any notice of termination or non-renewal of such policies.

       C. SBG represents and warrants that the Assumed Policies that are currently issued are and those that will be issued will be at the time their issuance, in force, valid and binding obligations of SBG, and that SBG has not received any notice of termination or non-renewal of such policies.

       D. SBG and Hartford, each represent and warrant that the execution and delivery of this Agreement and the performance of the transactions contemplated herein will not violate or conflict with any of the provisions of its charter or its bylaws or violate or conflict with or constitute a default under any mortgage, indenture, contract, agreement, license, permit or instrument or any order or ruling of any governmental authority to which it is a party or by which it is bound, or violate any provision of law, statute, rule or regulation to which it is subject.

IX.    SURVIVAL

       The representations and warranties of SBG and Hartford shall survive termination of this Agreement for a period of eighteen months following the Closing Date.

X.     CONDITIONS PRECEDENT

       The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to:

       A. obtaining all required regulatory approvals, including but not limited to FIMA;

       B. Hartford having received from SBG, documentation from the South Carolina Department of Insurance approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

       C. Hartford having received from SBG, certified copies of the resolutions adopted by their respective board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

       D.    Hartford having received the closing deliveries identified in
             Article XI;

       E. The WYO Flood Business Book shall have a minimum of $35 million of aggregate total written premiums in force on the Closing Date;

       F. (A) each of SBG's representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on the Closing Date and (B) Hartford having received a certificate signed by a duly elected officer of SBG to the effect that the foregoing condition has been satisfied.

XI.    CLOSING DELIVERIES

       A. At the closing of this Agreement, SBG shall execute and deliver the following to Hartford:

             1.  the Agency Agreement (as defined herein);

             2.  the Vendor Agreement

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             3.  an updated Schedule 2;

             4.  evidence of receipt of all consents identified in Section X.A.;

             5.  the copies identified in Section X.B.;

             6.  the certified copies identified in Section X.C.; and

             7.  the certificate identified in Section X.F.(B).

XII.   NON-COMPETITION

       None of SBG, its subsidiaries, affiliates, successors, agents, appointees or assigns shall solicit or accept "write your own" flood business on its own or any third party's behalf, for a period of forty-eight (48) months from the Closing Date. Notwithstanding the prior sentence, America's Flood Services, Inc. may place business with Hartford during this time period in accordance with an agency agreement, the form of which is contained in Schedule 4 (the "Agency Agreement") and may place business with other carriers on the same terms presented to Hartford, if Hartford is unable or unwilling to accept any particular risk or risks.

XIII.  TERMINATION

       A. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of SBG and Hartford.

       B. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either SBG or Hartford (i) if the Closing Date shall not have occurred by November 22, 2002 or (ii) if any legal or administrative order permanently restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement shall become final and non-appealable; PROVIDED, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the transactions contemplated by this Agreement to be consummated.

       C. In the event of termination of this Agreement and the abandonment of the transactions pursuant to this Article IX, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its respective affiliates or representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

XIV.   GENERAL PROVISIONS

       A. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             1.    If to SBG:

                   The Seibels Bruce Group, Inc.
                   P.O. Box One
                   Columbia, SC  29202
                   Facsimile:  803.748.2839
                   Attention:  President

                   with a copy to:

                   The Seibels Bruce Group, Inc.
                   P.O. Box One
                   Columbia, SC  29202
                   Facsimile:  803.748.2839
                   Attention:  General Counsel

             2.    If to Hartford:

                   The Hartford Fire Insurance Company
                   Hartford Plaza

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                   Hartford, CT 06104
                   Facsimile:  860.547.5714
                   Attention:   General Counsel

       B. MODIFICATION OR AMENDMENT. No modification, amendment, or supplement to, or supplement to, or waiver of, this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by all parties to be charged therewith.

       C. CONFIDENTIALITY. Neither SBG nor Hartford will disclose to any other person, the terms, conditions or facts relevant to this Agreement, without the written consent of the other party, except as required by law, rule or regulation. The parties shall jointly agree upon press releases and agent communications to be distributed. It is understood that the Confidentiality Agreement dated October 14, 2002 between SBG and Hartford remains in full force and effect.

       D. INVALIDITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so construed or deemed amended without materially altering the intention of the parties to the Agreement, it shall be stricken. In such event, the validity, legality and enforceability of such provision will not in any way be affected or impaired by it in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

       E. NON-WAIVER. A failure or delay of any party to this Agreement to enforce at any time any of the provisions of this Agreement, or to exercise any option herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement.

       F. ASSIGNMENT. No party hereto shall transfer or assign any of its rights or obligations under this Agreement without first obtaining the written consent of the other parties.

       G. CAPTIONS. The captions of paragraphs of this Agreement are for reference only and are not to be construed in any way as a part of this Agreement.

       H. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties by facsimile transmission or otherwise.

       I. APPLICABLE LAW. This Agreement shall be interpreted in accordance with Connecticut law, without reference to its conflict of law provisions.

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement to be effective on the date specified above.


SOUTH CAROLINA INSURANCE COMPANY           THE HARTFORD FIRE INSURANCE COMPANY

By: /s/ Michael A. Culbertson              By: /s/ Anthony Joseph Boures
    --------------------------------           ---------------------------------

Name:  Michael A. Culbertson               Name:  Anthony Joseph Boures
       -----------------------------              ------------------------------

Title: President                           Title: VP - Strategic Business Dev.
       -----------------------------              ------------------------------

Date:  November 15, 2002                   Date:  November 15, 2003
       -----------------------------              ------------------------------

CATAWBA INSURANCE COMPANY

By: /s/ Michael A. Culbertson
    --------------------------------

Name:  Michael A. Culbertson
       -----------------------------

Title: President
       -----------------------------

Date:  November 15, 2002
       -----------------------------

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                                  EXHIBIT LIST

Schedule 1 - Wiring Instructions
Schedule 2 - Renewal Policies
Schedule 3 - Assumed Policies
Schedule 4 - Agency Agreement


             REGISTRANT UNDERTAKES TO PROVIDE COPIES OF THE EXHIBITS
                  TO THE COMMISSION SUPPLEMENTALLY UPON REQUEST

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